                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

    Filed by the Registrant  /_/
    Filed by a Party other than the Registrant  /x/
    Check the appropriate box:
    /_/ Preliminary Proxy Statement
    /_/ Definitive Proxy Statement
    /_/ Definitive Additional Materials
    /x/ Soliciting Material Pursuant to
        Section 240.14a-11(c)
        or Section 240.14a-12
    /_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                        Wallace Computer Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

                           Moore Corporation Limited

                                   FRDK, Inc.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    /_/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    /_/ $500 per each party to the controversy pursuant to
         Exchange Act Rule 14a-6(i)(3).
    /_/ Fee computed on table below per Exchange Act Rules
         14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
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    (2)  Aggregate number of securities to which transaction
         applies:
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
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    (4)  Proposed maximum aggregate value of transaction:
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    (5)  Total fee paid:
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/x/ Fee paid previously with preliminary materials.
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/_/ Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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



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                           MOORE CORPORATION LIMITED

                      PRESENTATION TO WALLACE SHAREHOLDERS

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                                                                  SEPTEMBER 1995

MOORE CORPORATION LIMITED
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                         THE WALLACE ACQUISITION OFFER


- Moore Corporation's all cash offer for 100% of the outstanding shares of Wallace Computer Services, Inc. stands at $56 per share. This offer corresponds to an enterprise valuation of approximately $1.3 billion.


- The offer represents a 27% premium to Wallace's closing stock price immediately prior to the offer and a 42% premium to Wallace's average share price for the 30 trading days prior to the offer.

- Moore's offer is fully-financed. Funds are available from Moore's existing cash balance and the announced $1.1 billion bank financing with The Bank of Nova Scotia.

- The waiting period under the Hart-Scott-Rodino Act in connection with the acquisition of Wallace has expired without further inquiry by the U.S. Department of Justice. Moore can thus proceed with its offer having satisfied the pre-clearance requirements under the U.S. anti-trust laws.

- Moore has publicly reiterated its willingness to meet with Wallace management in the hopes of negotiating a friendly transaction. A prolonged proxy contest could diminish the value of Wallace and prove disruptive to customers and employees.

MOORE CORPORATION LIMITED
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                        HISTORY OF THE ACQUISITION OFFER


- After unsuccessfully attempting to establish a dialogue regarding a business combination between Moore and Wallace, on July 30, 1995 Moore announced that it was commencing a tender offer for all outstanding shares of Wallace at $56 per share in cash.

   - In late February 1995, Mr. Braun wrote to Mr. Cronin to request a meeting to discuss the merits of a business combination involving Wallace and Moore.

   - In March 1995, Wallace's Board considered Mr. Braun's letter request. Thereafter, Mr. Cronin told Mr. Braun that Wallace was not for sale.

   - On July 18, 1995 Wallace filed a Form 8-K with the SEC disclosing: i) an amendment to Wallace's bylaws making a takeover more difficult; and ii) a lucrative "golden parachute" employment agreement between Wallace and Mr. Cronin.

-  On August 2, 1995, Moore formally commenced its tender offer for Wallace.


- On August 3, 1995, Moore obtained the commitment of The Bank of Nova Scotia for a $1.1 billion financing facility to finance the Wallace tender offer.

- On August 15, 1995, Wallace announced that its Board had rejected Moore's offer and stated its belief that its shareholders would be best served by Wallace remaining as an independent entity. On the same day, Wallace announced results for its fiscal year ending July 31, 1995, which were substantially in-line with our expectations.


- On August 17, 1995, the waiting period under the Hart-Scott-Rodino Act expired without further inquiry by the U.S. Department of Justice.

MOORE CORPORATION LIMITED
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                   HISTORY OF THE ACQUISITION OFFER  (CONT'D)


- Subsequent to the announcement of the tender offer for Wallace, Moore and its financial advisors attempted to arrange a meeting to discuss the proposed transaction with the management of Wallace. The suggested meeting was rejected by Wallace.


- On September 11, Wallace released a letter to its shareholders strongly recommending that shareholders not tender their shares.

MOORE CORPORATION LIMITED
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                         RECENT WALLACE TRADING HISTORY


                        WALLACE COMPUTER SERVICES, INC.

                                PRICE AND VOLUME
                             FROM 1/3/95 TO 9/19/95


                                    [GRAPH]

MOORE CORPORATION LIMITED
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                   DISCUSSION OF MOORE'S ACQUISITION PROPOSAL


- Moore believes that an offer of $56 per share in cash represents a full and fair price to the shareholders of Wallace Computer Services, Inc.


- As mentioned earlier, Moore's offer represents a premium of 27% over Wallace's closing price immediately prior to the offer and a 42% premium over Wallace's average share price for the 30 trading days prior to the offer.

- Immediately prior to Moore's acquisition offer, the public trading multiples for Wallace were at the high end of the ranges for comparable companies in the business forms industry (see page 8). (With a latest twelve month earnings multiple of 20x compared to 14x for the business forms industry average, Moore Corporation and its financial advisors viewed Wallace's stock price as fully-valued by the marketplace.)

- Discounted cash flow analysis (DCF) further confirmed our view that on a stand-alone basis, Wallace was fully-valued in the market immediately prior to the acquisition offer. (Our DCF analysis assumed that Wallace's earnings would continue to grow at the analysts' consensus estimate, used the Weighted Average Cost of Capital for Wallace and applied EBIT exit multiples towards the high end of comparable companies in the business forms industry.)

- An offer of $56 per share implies multiples of approximately 11x, 16x and 25x Wallace's EBITDA, EBIT and net income for the latest twelve months ending April 30, 1995. These multiples compare very favorably to the multiple's of precedent transactions in the business forms industry (see page 10).

MOORE CORPORATION LIMITED
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              DISCUSSION OF MOORE'S ACQUISITION PROPOSAL (CONT'D)


- Our analysis of the economic alternatives available to Wallace, including a leveraged buyout and a leveraged recapitalization, using assumptions similar to those used in the DCF analysis indicated that these options become unfeasible at a valuation meaningfully higher than the pre-offer share price of $44.


- Moore Corporation's management believes that the favorable public market valuation of Wallace prior to the offer is a reflection of the Wallace management team's ability to effectively and efficiently run the business. Moore management firmly believes, however, that a combination of Wallace with Moore would result in a company that is greater than the sum of its parts. It is for this reason that Moore management is actively pursuing this combination and why they believe a combination with Moore is the best economic alternative for the Wallace shareholders.

MOORE CORPORATION LIMITED
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              DISCUSSION OF MOORE'S ACQUISITION PROPOSAL (CONT'D)


                                   CONCLUSION

THE PREMIUM OFFERED TO WALLACE SHAREHOLDERS DERIVES NOT FROM A VIEW THAT WALLACE WAS UNDERVALUED IN THE MARKET, BUT INSTEAD REPRESENTS VALUE CREATED THROUGH SYNERGIES FROM A COMBINATION OF WALLACE WITH MOORE. THE PREMIUM IS VALUE OFFERED TO WALLACE SHAREHOLDERS THAT IN THE ABSENCE OF THE PROPOSED COMBINATION DISAPPEARS. WALLACE HAS NOT OFFERED ANY OTHER ECONOMIC ALTERNATIVES TO ITS SHAREHOLDERS AND INSTEAD HAS SUGGESTED AN UNSPECIFIED VALUE AT AN UNSPECIFIED TIME. MOORE STRONGLY BELIEVES ITS ACQUISITION PROPOSAL IS THE MOST ATTRACTIVE OPTION FOR WALLACE SHAREHOLDERS.

MOORE CORPORATION LIMITED
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                  ANALYSIS OF WALLACE PUBLIC TRADING MULTIPLES


                                                                                          % PREMIUM TO   % PREMIUM TO
                                       WALLACE BEFORE     WALLACE AFTER                  AVERAGE BEFORE  AVERAGE AFTER
                                        MOORE OFFER        MOORE OFFER       PEER GROUP   MOORE OFFER     MOORE OFFER
                                       ANNOUNCEMENT(1)    ANNOUNCEMENT(2)    AVERAGE(3)   ANNOUNCEMENT   ANNOUNCEMENT
                                       ---------------    ---------------    ----------   ------------   ------------
MARKET CAPITALIZATION AS A MULTIPLE OF:
Latest Twelve Month Sales                   1.5x               1.9x              1.0x         50%             90%

Latest Twelve Month EBITDA                  8.7x               11.1x             6.4x         36%             73%

Latest Twelve Month EBIT                    12.6x              16.1x             8.8x         43%             83%

PRICE AS A MULTIPLE OF:
Latest Twelve Month EPS                     19.5x              24.8x             13.8x        41%             80%


__________________________________
(1) Based upon $44 price on July 28, 1995.
(2) Based upon the $56 per share acquisition price.
(3) As on July 28, 1995. Average includes American Business Products, Ennis Business Forms, Moore Corporation, New England Business Service, Reynolds and Reynolds and Standard Register.

MOORE CORPORATION LIMITED
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   COMPARISON OF WALLACE TO SELECTED PUBLICLY TRADED BUSINESS FORMS COMPANIES



                                             WALLACE      WALLACE       AMERICAN    ENNIS
                                             COMPUTER     COMPUTER     BUSINESS    BUSINESS         MOORE
                                            SERVICES(1)  SERVICES(2)  PRODUCTS(1)  FORMS(1)     CORPORATION(1)
                                            ----------   ----------   ----------   --------     -------------

MARKET DATA:
  Market Capitalization                        $991        $1,267        $262         $183         $1,810

MARKET CAPITALIZATION AS A MULTIPLE OF:
  Latest Twelve Month Sales                    1.5x          1.9x        0.5x         1.3x           0.7x

  Latest Twelve Month EBITDA                   8.7x         11.1x        4.3x         5.4x           7.9x

  Latest Twelve Month EBIT                    12.6x         16.1x        6.0x         6.1x          12.8x

PRICE AS A MULTIPLE OF:
  Latest Twelve Month EPS                     19.5x         24.8x        9.5x        10.6x          17.5x


                                              NEW
                                            ENGLAND     REYNOLDS                    PEER
                                            BUSINESS       AND       STANDARD       GROUP
                                            SERVICE(1)  REYNOLDS(1)  REGISTER(1)  AVERAGE(3)
                                            ---------   ----------   ----------   ---------

MARKET DATA:
  Market Capitalization                        $288       $1,348        $539

MARKET CAPITALIZATION AS A MULTIPLE OF:
  Latest Twelve Month Sales                    1.1x         1.6x        0.7x         1.0x

  Latest Twelve Month EBITDA                   6.9x         8.3x        5.3x         6.4x

  Latest Twelve Month EBIT                     9.6x        10.8x        7.2x         8.8x

PRICE AS A MULTIPLE OF:
  Latest Twelve Month EPS                     17.1x        15.5x       12.6x        13.8x


__________________________________
(1)   As on July 28, 1995.
(2)   Based upon the $56 per share acquisition price.
(3)   Average includes American Business Products, Ennis Business
      Forms, Moore Corporation, New England Business Service, Reynolds and Reynolds and Standard Register.

MOORE CORPORATION LIMITED
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                   SELECTED COMPARABLE PRECEDENT TRANSACTIONS


                                                                PRICE PER SHARE AS A
                                                   TRANSACTION     MULTIPLE OF:          TRANSACTION VALUE AS A MULTIPLE OF:
ANNOUNCEMENT                                          VALUE     --------------------  -----------------------------------------
    DATE      ACQUIROR/ACQUIREE                      MILLIONS        LTM EPS          LTM EBIT        LTM EBITDA      LTM SALES
------------  -----------------------------------  ----------   --------------------  --------        ----------      ---------

 13-Sep-93    Sonoco Products Company                  $349           26.5x             15.8x         10.6x              1.4x
                Engraph, Inc.

 23-Jun-93    American Business Products, Inc.         $25            22.8x             13.9x          9.7x              1.1x
                Home Safety Equipment Co., Inc.

  3-Apr-92    Reynolds & Reynolds Company              $36            11.4x              6.3x          5.6x              1.0x
                Norick Brothers, Inc.

 25-May-90    Avery International Corporation          $433           16.4x             12.7x          6.5x              0.6x
                Dennison Manufacturing Company

 18-Sep-89    Nitto Denko Corporation/ Management      $56            22.3x             17.3x         12.6x              1.9x
                Graphic Technology, Inc.                              -----             -----         -----              ----

                     AVERAGE                                          19.9x             13.2x          9.0x              1.2x
                                                                      =====             =====         =====              ====

              MOORE CORPORATION LIMITED             $1,267.0(1)       24.8x             16.1x         11.1x              1.9x
                WALLACE COMPUTER SERVICES, INC.


 __________________________________
 (1)     Based upon the $56.00 per share offer price.

MOORE CORPORATION LIMITED
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       CERTAIN INFORMATION CONCERNING PARTICIPANTS IN PROXY SOLICITATION



Moore Corporation Limited ("Moore") and FRDK, Inc., a wholly owned subsidiary of Moore ("FRDK"), are soliciting proxies for the 1995 Annual Meeting of Stockholders (the "Annual Meeting") of Wallace Computer Services, Inc. ("Wallace") in support of the election of the three nominees named below as directors of Wallace (the "Moore Nominees") and in favor of three stockholder resolutions that FRDK plans to introduce at the Annual Meeting. The following information concerning the identities of the "participants" (as defined in Instruction 3 of Item 4 of Schedule 14A promulgated by the Securities and Exchange Commission (the "Commission")) in the proxy solicitation by Moore and FRDK referred to above and the interests of such participants is furnished pursuant to Rule 14a-11(b)(2) promulgated by the Commission.


The Moore Nominees are Curtis A. Hessler, Albert W. Isenman III and Robert P. Rittereiser. In addition to Moore, FRDK and the Moore Nominees, the following directors and executive officers of Moore and FRDK may be deemed participants in the solicitation of proxies: Reto Braun (Chairman of the Board, President and Chief Executive Officer of Moore), Stephen A. Holinski (Senior Vice President and Chief Financial Officer of Moore; Director, Vice President and Treasurer of
FRDK), Joseph M. Duane (Vice President and General Counsel of Moore; Director, Chairman and President of FRDK), Shoba Khetrapal (Vice President and Treasurer of Moore), Hilda Mackow (Vice President Communications of Moore), Janice McKenzie (Senior Analyst, Corporate Secretarial of Moore), Joan M. Wilson (Vice President and Secretary of Moore; Director, Vice President and Secretary of
FRDK). No Moore Nominee or any director of executive officer of Moore or FRDK currently owns any Shares. Moore owns 200 shares of common stock, par value $1.00 per share (the "Shares"), of Wallace. In addition, FRDK owns 150 Shares.


In addition to the persons listed above, the following individuals may be deemed participants in the solicitation of proxies: Lazard Freres & Co. LLC ("Lazard Freres"), Gerald Rosenfeld (Managing Director of Lazard Freres), Mark McMaster (Vice President of Lazard Freres), RBC Dominion Securities ("Dominion") and John Budreski (Vice President, Equity Division of Dominion). None of the foregoing entities or individuals currently own any Shares.